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                                  EXHIBIT 23.2

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                    [LOGO] SHATSWELL, MacLEOD & COMPANY, P.C.
                           ----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS










                    Consent of Independent Public Accountants

We consent to the use in the Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission and the Form MHC-1/MHC-2, as amended, filed with the Office of Thrift Supervision of our report dated February 17, 2004, except for Note 14 which is dated March 11, 2004, on the financial statements of Monadnock Community Bank as of and for the years ended December 31, 2003 and 2002, and the related balance sheets, statements of income, changes in equity and cash flows for the years then ended. We also consent to the references to us under the headings "Tax Effects of the Reorganization," "Experts" and "Legal and Tax Opinions" in the Registration Statement on Form SB-2 and Form MHC-1/MHC-2.


                                        /s/ Shatswell, MacLeod & Company, P.C.
                                        SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
April 23, 2004






            83 PINE STREET o WEST PEABODY, MASSACHUSSETTS 01960-3635
               TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908
                smc@shatswell.com               www.shatswell.com